Exhibit 10.5

Nonstatutory Stock Option

Inducement Award

1. Grant of Option.

This certificate evidences a nonstatutory stock option (this “Stock Option”) granted by EyePoint Pharmaceuticals, Inc., a Delaware corporation (the “Company”), on August 14, 2018 (the “Date of Grant”) to John Weet (the “Participant”). This Stock Option is granted to the Participant in connection with his entering into employment with the Company and is regarded by the parties as an inducement material to the Participant’s entering into employment within the meaning of Nasdaq Listing Rule 5635(c). Under this Stock Option, the Participant may purchase, in whole or in part, on the terms herein provided, a total of 100,000 shares of common stock of the Company (the “Shares”) at $2.10 per Share, which is not less than the fair market value of a Share on the Date of Grant. The latest date on which this Stock Option, or any part thereof, may be exercised is 5:00 P.M. Eastern Time on August 14, 2028 (the “Final Exercise Date”). The Stock Option evidenced by this certificate is intended to be, and is hereby designated, a nonstatutory option, meaning an option that does not qualify as an incentive stock option as defined in section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). This Stock Option shall be subject to and governed by, and shall be construed and administered in accordance with, the terms and conditions of the Company’s 2016 Long-Term Incentive Plan (as from time to time in effect, the “Plan”), which terms and conditions are incorporated herein by reference. A copy of the Plan has been made available to the Participant. Notwithstanding the foregoing, this Stock Option is not awarded under the Plan and the grant of this Stock Option shall not reduce the number of shares of Stock available for issuance under awards issued pursuant to the Plan.

2. Vesting.

(a) During Employment. This Stock Option will vest and become exercisable with respect to one third (1/3) of the Shares on each of the first, second and third anniversaries of the Grant Date.

(b) Termination of Employment. Notwithstanding the foregoing, upon termination of the Participant’s Employment, any portion of this Stock Option that is not then exercisable will immediately expire and the remainder of this Stock Option will remain exercisable for three months; provided, that any portion of this Stock Option held by the Participant immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for one year following the Participant’s death; further provided, that if termination of the Participant’s Employment resulted from reasons that in the determination of the Administrator cast such discredit on the Participant as to justify immediate forfeiture of this Stock Option, this Stock Option shall expire in its entirety immediately upon termination of the Participant’s Employment and no portion of this Stock Option shall thereafter remain exercisable; and further provided, that in no event shall any portion of this Stock Option be exercisable after the Final Exercise Date.

(c) Notwithstanding the foregoing provisions of this Section 2, this Stock Option shall not vest or become eligible to vest on any date specified above unless the Participant has continuously been, since the Grant Date until the date immediately prior to such termination of Employment, Employed by the Company, its Affiliates or its subsidiaries.

3. Exercise of Stock Option.

Each election to exercise this Stock Option shall be in writing, signed by the Participant or the Participant’s executor, administrator, or legally appointed representative (in the event of the Participant’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution (collectively, the “Option Holder”), and received by the Company at its principal office, accompanied by this certificate and payment in full as provided in the Plan. Subject to the further terms and conditions provided in the Plan, the purchase price may be paid as follows: (i) by delivery of cash or check acceptable to the Administrator; or (ii) through a broker-assisted exercise program acceptable to the Administrator; or (iii) by any other means acceptable to the Administrator, or (iv) by any combination of the foregoing means of exercise. In the event that this Stock Option is exercised by an Option Holder other than the Participant, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise this Stock Option.

4. Withholding.

Except as otherwise determined by the Administrator, this Stock Option may not be exercised unless the person exercising this Stock Option timely remits to the Company, in cash, all amounts required to be withheld upon exercise (all as determined by the Administrator) or makes other arrangements satisfactory to the Administrator for the payment of such taxes.

5. Nontransferability of Stock Option.

This Stock Option is not transferable by the Participant otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant (or in the event of the Participant’s incapacity, the person or persons legally appointed to act on the Participant’s behalf).

6. Provisions of the Plan.

This Stock Option is subject to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Stock Option has been furnished to the Participant. By accepting this Stock Option, the Participant agrees to be bound by the terms of the Plan and this certificate. All initially capitalized terms used herein will have the meaning specified in the Plan, unless another meaning is specified herein.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer.

EyePoint Pharmaceuticals, Inc.

By	/s/ Nancy Lurker
Nancy Lurker

Dated: August 14, 2018

Acknowledged and agreed:

By:	/s/ John Weet
John Weet

Dated: August 14, 2018